INDEPENDENT AUDITORSO CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Immucor, Inc. of our report dated July 21, 1995, appearing in the Annual Report on Form 10-K of Immucor, Inc. for the year ended May 31, 1995.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
August 16, 1995